                                                                    EXHIBIT 10.1



                      AMENDED AND RESTATED LEASE AGREEMENT

         THIS AMENDED AND RESTATED LEASE AGREEMENT (the "Lease") is made and entered into effective as of the 1st day of April, 2001 (the "Effective Date"), by and between TRIBO PRODUCTION COMPANY, LTD, a Texas limited partnership, hereinafter referred to as "Landlord", and TRI-UNION DEVELOPMENT CORPORATION, a Texas corporation, hereinafter referred to as "Tenant" .

                                    RECITALS:

         A. Landlord and Tenant have previously entered into that certain Lease Agreement dated effective as of April 1, 2001 (the "Lease"), covering approximately 9,355 square feet of space (the "Leased Premises") in the building having an address of 530 Lovett Boulevard in Houston, Harris County, Texas 77006, such space being more particularly described in the Lease.

         B. Landlord and Tenant desire to amend and restate the Lease in its entirety as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree to the following:


                                   AGREEMENT:

                          ARTICLE I. - BASIC PROVISIONS

         (a) Landlord:                  Tribo Production Company, Ltd.
                                        530 Lovett Boulevard
                                        Houston, Texas 77006
                                        Tel.: (713) 627-9277

         (b) Tenant:                    Tri-Union Development Corporation
                                        530 Lovett Boulevard
                                        Houston, Texas 77006
                                        Tel.: (713) 627-9277

         (c) Land:                      Tract of land  situated in  Houston,
                                        Harris County, Texas, being more
                                        particularly described on Exhibit "A"
                                        attached hereto.

         (d) Building:                  Building containing approximately 9,355
                                        square  feet, situated on the Land and
                                        having an address of 530 Lovett
                                        Boulevard, Houston, Texas 77006.

         (e) Leased Premises:           All space in the Building located on the
                                        Land, as reflected on Exhibit "B"
                                        attached hereto.



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
         (f) Initial Base Rental:       $26,000 per month

         (g) Lease Term:                Five (5) years

         (h) Commencement Date:         April 1, 2001.

         (i) Permitted Use:             General office use pursuant to Article
                                        III of this Lease.

         (j) Estimated                  Taxes                    $  4,562.00
             Initial Annual             Insurance:               $  6,332.00
             Operating                  Security/Grounds:        $  5,500.00
             Expenses:                  Utilities:               $ 21,120.00
                                                                 -----------
                                        TOTAL                    $ 37,514.00



                            ARTICLE II. - LEASE GRANT

         For and in consideration of Tenant's obligation to pay rental and the other terms, covenants and conditions herein contained, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the Lease Term (as hereinafter defined), at the rental and upon the terms and conditions set forth in this Lease, the Leased Premises described in Article I, Section (e) of this Lease, together with the exclusive right to use the Property (as hereinafter defined). The Land, Building, parking facilities and other structures and improvements, landscaping, fixtures, and appurtenances now or hereafter placed, constructed or erected on the Land are hereinafter collectively referred to as the "Property". This Lease is granted subject to the terms hereof, existing liens, easements and encumbrances affecting the Property, and all regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority jurisdiction over the Property or any part thereof.


                      ARTICLE III. - TERM; RENEWAL OPTION.

         (a) The term of this Lease shall be for a period of five (5) years beginning on the Commencement Date and expiring on March 31, 2006 ("Lease Term").

         (b) Tenant at its option may extend the term of this Lease for up to five (5) consecutive extension term(s) of one (1) year each by serving written notice thereof upon Landlord at least six (6) months before the expiration of the initial lease term (or the prior extension term), provided that at the time of such notice and at the commencement of such extended term, no event of default, as defined in Article XXI of this Lease, shall have occurred. Upon the service of such notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document. Such extended term shall commence upon the expiration date of the initial lease term (or the prior extension term), expire upon the annual anniversary of such date one (1) year thereafter, and be upon the same terms, covenants, and conditions as provided in this Lease for the initial term, except that the Base Rent payable during each extended term shall be at the prevailing rate for comparable space in the geographic area of



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the Building, at the commencement of each such extended term, which new Base
Rent shall be adjusted as provided in and under this Lease. Payment of all additional rent and other charges required to be made by Tenant as provided in this Lease for the initial term shall continue to be made during each such extended term. Any termination of this Lease during the initial term (or the prior extension term) shall terminate all rights of extension hereunder. Any assignment or subletting by Tenant pursuant to Article XVIII of this Lease shall terminate the option(s) of Tenant contained herein. Notwithstanding the foregoing, in no event shall the Base Rent for any extension term be less than the Base Rent during the last year of the initial term (or the prior extension term).


                    ARTICLE IV. - ACCEPTANCE OF THE PREMISES

         (a) Tenant acknowledges that it has thoroughly inspected the Leased Premises and accepts same in its present "as is" condition and no representations by Landlord as to the condition of the Leased Premises or the Building, nor promises by Landlord to alter, remodel or improve the Leased Premises or the Building have been made by Landlord. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence that as against Landlord (i) Tenant accepts the Leased Premises as suitable for the purposes for which same are leased; (ii) Tenant accepts the Leased Premises and each and every part and appurtenance thereof as being in good and satisfactory condition; and (iii) Tenant waives any defects in the Leased Premises and its appurtenances. Landlord shall not be liable to Tenant or any of its agents, employees, licensees, servants or invitees for any injury or damage to person or property caused in whole or in part by the condition or design or by any defect in the Leased Premises or its mechanical systems equipment, and Tenant, with respect to itself and its agents, employees, licensees, servants or invitees, hereby expressly assumes all risks or injury or damage to person or property, either proximate or remote, by reason of the condition of the Leased Premises.

         (b) Tenant acknowledges that Landlord is not obligated to supply to Tenant, nor shall Tenant be entitled to receive from Landlord, any tenant improvements, alterations and/or additions of any kind in the Leased Premises or any tenant improvement allowance for such tenant improvements, alterations and/or additions. Tenant acknowledges that any and all existing tenant improvements and alterations to the Leased Premises constructed and/or installed in connection with this Lease were constructed and/or installed at Tenant's sole cost and expense, whether installed and/or constructed prior to or subsequent to the Commencement Date, and Landlord shall have no liability or responsibility for the cost of or any defects in such tenant improvements. Additional tenant improvements, alterations and/or additions to the Leased Premises constructed and/or installed during the Lease Term shall be at Tenant's sole cost and expense in accordance with Article X of this Lease.


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


                                ARTICLE V. - USE.

         Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for general office purposes and all lawful uses incidental thereto. Tenant shall occupy the Leased Premises, conduct its business and contact its agents, employees, invitees and visitors in such a manner as is reputable, lawful and in compliance with all laws and ordinances and all valid rules and regulations of governmental authorities, now or hereafter enacted, promulgated or adopted, with respect to the use or occupancy of the Leased Premises by Tenant. Tenant shall not create any nuisance, commit or permit any waste on the Leased Premises, or permit the Leased Premises to be used in any way which would, in the reasonable opinion of Landlord, be hazardous.


                            ARTICLE VI. - BASE RENT.

         (a) "Base Rent" for the Leased Premises during the first Lease Year (as hereinafter defined) of the Lease Term shall be the sum set forth in Article I(f) of this Lease. The term "Lease Year" as used herein shall mean the twelve
(12) month period commencing on the Commencement Date and ending on the last day of the twelfth (12th) month after the Commencement Date, and on the last day of each twelve (12)-month period thereafter during the Lease Term. Base Rent shall be adjusted annually on the first day of each Lease Year (the "Rent Adjustment Date") during the Lease Term. The first Rent Adjustment Date shall be the first day of the second Lease Year of the Lease Term and each subsequent Rent Adjustment Date shall be the first day of each Lease Year thereafter during the Lease Term. The Base Rent for the second (2nd) Lease Year of the Lease Term shall be the Base Rent for the first (1st) Lease Year adjusted by the percentage increase in the Consumer Price Index for the month immediately prior to the Rent Adjustment Date for the second (2nd) Lease Year compared to the month immediately prior to the Commencement Date. The Base Rent for each subsequent Lease Year during the Lease Term shall be the Base Rent for the prior Lease Year adjusted by the percentage increase in the Consumer Price Index for the month immediately prior to the Rent Adjustment Date for such Lease Year compared to the month immediately prior to the last Rent Adjustment Date. The Base Rent for any Lease Year during the Lease Term shall not be less than the Base Rent for the previous Lease Year. The term "Consumer Price Index" shall, for the purpose of this Lease, be the "Consumer Price Index For All Urban Consumers, U.S. City Average, All Items, Not Seasonally Adjusted, 1982-1984 = 100 ("CPI Index") published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor or substitute index selected by Landlord appropriately adjusted, if the CPI Index is no longer published.

         (a) Commencing on the Commencement Date, Tenant shall pay to Landlord the Base Rent for the Leased Premises for the Lease Term, without abatement, offset or deduction, except as herein provided. Base Rent shall be due and payable on the first day of each calendar month paid in advance to Landlord. Should the Lease Term commence on other than the first calendar day of a month, the first monthly payment amount shall be prorated and paid on the Commencement Date of this Lease. The Base Rent shall be payable at the office of the Landlord or at such other place as the Landlord may designate in writing.


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

         ARTICLE VII. - NET LEASE; OPERATING EXPENSES; ADDITIONAL RENT.

         (a) It is the intention of the Landlord and the Tenant that this Lease is a net lease and Landlord will receive the Base Rent, Additional Rent (as hereinafter defined), and all sums payable by the Tenant under this Lease free of all costs, taxes, expenses, charges, damages, and deductions of any nature whatsoever (except as otherwise specifically provided in this Lease).

         (b) Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent the "Operating Expenses" incurred or paid by Landlord in connection with its ownership and/or the operation, maintenance, and repair of the Property, which shall consist of (i) the cost of Landlord's maintenance, repair and replacement obligations pursuant to Article VIII, Section (b) of this Lease, (ii) Taxes (as hereinafter defined) payable by Landlord pursuant to
Article XIII of this Lease and (iii) the cost of insurance payable by Landlord pursuant to Article XV, Section (b) of this Lease. Tenant shall pay directly (i) the cost of Tenant's maintenance, repair and replacement obligations pursuant to
Article VIII, Section (a) of this Lease, (ii) all costs of Utilities (as hereinafter defined) pursuant to Article XII of this Lease, and (iii) the cost of Tenant's insurance required pursuant to Section Article XV, Section (a) of this Lease. Tenant shall pay as Additional Rent on the first day of each month during the Lease Term, together with the Base Rent, 1/12 of the Operating Expenses Landlord has reasonably projected for the then current calendar year. Landlord shall provide to Tenant a copy of the projected Operating Expenses for the first calendar year of the Lease Term prior to the Tenant's execution of this Lease. As promptly as reasonably possible after the end of each calendar year during the Lease Term, Landlord shall determine the total actual Operating Expenses for the preceding year and reconcile the actual Operating Expenses against the projected Operating Expense for such year. If the sum to all estimated Operating Expense payments made by Tenant during the preceding calendar year is less than the total actual Operating Expenses for such year, Tenant shall pay the deficiency to Landlord within ten (10) days after Tenant's receives Landlord's written demand therefor. If the sum of all estimated Operating Expense payments made by Tenant during the preceding calendar year is more than the total actual Operating Expenses for such year, Landlord shall, at Landlord's option, either refund the amount of such excess to Tenant or credit the excess against Tenant's future liabilities for Operating Expenses. Landlord may adjust the projected Operating Expenses from time to time during the Lease Term to reflect the then current projected cost of all such expenses and, commencing with the next monthly payment of Base Rent after receipt of Landlord's notice of such adjustment and continuing for each month thereafter until again notified by Landlord of an adjustment to the projected Operating Expenses, Tenant shall pay 1/12 of the adjusted projected Operating Expenses as Additional Rent. The Tenant shall, however, be under no duty to pay (and same shall not be included as Operating Expenses) principal or interest on any mortgage on the fee of the Leased Premises or Building or other non-operating debts of Landlord, any franchise or income tax payable by the Landlord, or any gift, inheritance, transfer, estate, or succession tax by reason of any present or future law which may be enacted during the Lease Term, expenses for which Landlord is reimbursed by another source (including any item covered by a warranty as well as insurance proceeds, depreciation and amortization of the Building, the cost of capital improvements, costs related to leasing space in the Building other than to Tenant, costs of correcting defects in the construction of the Building, any fines or penalties incurred as a result of Landlord violations or failure to comply with any government regulation and rule or any court order, decree or judgment.



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         (c) All Operating Expenses and any other charges, costs, and expenses which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs, and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be "Additional Rent". In the event of non-payment of the Additional Rent by the Tenant, the Landlord shall have the right to pay such charges and seek immediate reimbursement from Tenant as well as all the rights and remedies with respect thereto as the Landlord has for the non-payment of the Base Rent.


                     ARTICLE VIII. - MAINTENANCE AND REPAIR

         (a) Except for Landlord's obligations pursuant to Section (b) of this
Article VIII, during the Lease Term Tenant shall, at its own expense, keep and maintain the Leased Premises, including the mechanical, electrical, heating, ventilating, air conditioning, plumbing and other Building systems, surface parking facility, driveway, and landscaped and yard areas, in good order and repair, free from rubbish, debris and garbage, deterioration, waste and nuisance, and perform all necessary maintenance and make all necessary repairs and/or replacements to the same. Tenant shall surrender the Leased Premises at the expiration of the Lease Term in substantially the same condition as the Leased Premises were in when delivered to Tenant on the Commencement Date, ordinary wear and tear and damage by fire, unavoidable accident or Act by God excepted. Tenant shall not overload the electrical wiring serving the Leased Premises or within the Leased Premises and shall install, at its own expense, but only after obtaining Landlord's written approval (such approval not to be unreasonably withheld, conditioned or delayed) any additional electrical wiring which may be required in connection with Tenant's needs. If Tenant fails to maintain and repair the Leased Premises as required under this Lease, Landlord may, at its option, perform such maintenance and make such repairs and Tenant shall reimburse Landlord, within ten (10) days after the date of Landlord's written demand therefor, the costs incurred by Landlord in performance of such work.

         (b) Landlord shall maintain in good condition and repair and/or replace, at its own expense, the roof, foundation, subflooring, exterior walls, and other structural components of the Building.


                    ARTICLE IX. - DAMAGE TO LEASED PREMISES.

         Tenant shall immediately notify Landlord of and promptly repair, at its own cost and expense, any damage to the Leased Premises or the Property caused by Tenant or by Tenant's agents, employees, invitees, and customers or other third persons or by Tenant bringing onto the Leased Premises or the Property any property for Tenant's use or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. If Tenant fails to timely repair such damage, Landlord may, at its option, make such repairs and Tenant shall reimburse Landlord, within ten (10) days after Landlord's demand therefor, the costs incurred by Landlord for the performance of such work. Landlord shall not be liable to Tenant for any losses due to theft, burglary, vandalism, or for damages done by unauthorized persons to the Leased Premises.


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                 ARTICLE X. - TENANT IMPROVEMENTS; ALTERATIONS.

         Tenant shall make no material alterations, changes or improvements to the Leased Premises without the prior written consent of the Landlord, such consent not to be reasonably withheld, conditioned or delayed. Any and all alterations, additions, improvements and permanent fixtures made or placed in or on said Leased Premises (excluding Tenant's movable furnishings, furniture, equipment, trade fixtures and all other removable equipment) shall, upon the expiration of the Lease Term or the earlier termination of this Lease, belong to Landlord without compensation to Tenant; provided, however, that the Tenant shall be permitted to remove its movable furnishings, furniture, equipment, trade fixtures, other removable equipment and other personal property from the Leased Premises at any time during the Lease Term or within thirty (30) days after the expiration of the Lease Term or the earlier termination of this Lease. In any case where any alteration, addition, or improvement would require the consent of the holder of any mortgage or deed of trust, the Tenant shall procure such consent before undertaking such alteration, addition, or improvement. No alteration, addition, or improvement shall be undertaken until the Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction. All work shall be done in compliance with applicable building codes and with all other laws, ordinances, orders, rates, regulations, and requirements of all federal, state, and municipal governments, and the appropriate departments, commissions, boards, and officers thereof. Tenant shall indemnify Landlord against any mechanic's and materialman's lien or other lien arising out of the making of any alteration, addition, or improvement.


                      ARTICLE XI. - SIGNS AND ADVERTISING.

         Tenant may not place or suffer to be placed or maintained on the exterior of the Leased Premises any signage displaying the name of Tenant's business, without to the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed and Tenant further agrees to maintain any such sign, decoration, lettering, or other sign as may be reasonably approved in good condition and repair at all times and in compliance with applicable laws, ordinances or restrictions.


                         ARTICLE XII. - UTILITY CHARGES.

         Tenant shall pay directly to the utility supplier the charges for water, sewer, telephone, electricity, gas, garbage collection, and any other utility or communication services ("Utilities") that are supplied to the Property and/or the Leased Premises and the cost of any meters or facilities installed in connection with such Utilities and any maintenance or inspection charges therefor. In the event Tenant's fails to pay when due the charges for said Utilities, Landlord may, at its option, pay the same and Tenant shall reimburse by Tenant for same with ten (10) days after the date of Landlord's written demand therefor.



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                             ARTICLE XIII. - TAXES.

         Tenant shall pay, in the manner set forth in Article VII, Section (b), the annual charge for all ad valorem taxes, general and special assessments, and other governmental charges of every description ("Taxes") which, during the Lease Term, may be levied on or assessed against the Property, all interests therein and all improvements thereon. Tenant shall pay all personal property taxes assessed against and levied upon Tenant's furnishings, furniture, equipment, trade fixtures or other personal property contained within the Leased Premises or elsewhere on the Property. Any payment of such Taxes by Landlord shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law.


                            ARTICLE XIV. - INDEMNITY.

         Tenant covenants and agrees to indemnify and save Landlord harmless from all damages, claims, demands and judgments of any person or persons (including, without limitation, costs and reasonable attorney's fees) by reason of the operations and conduct of the business on the Leased Premises and/or the Property by Tenant, except to the extent as due to the negligence or willful misconduct of Landlord or its agents. Landlord agrees to indemnify and save Tenant and Tenant's partners, officers, shareholders, directors, employees, and agents from all damages, claims, demands and judgments of any person or persons (including, without limitation, costs and reasonable attorney's fees) by reason of the Landlord's ownership of the Property or Landlord's operations and conduct of the business or any activity, work or other things done or permitted by Landlord and its agents and employees in or about the Property, except to the extent as due to the gross negligence or willful misconduct of Tenant, or its agents.


                            ARTICLE XV. - INSURANCE.

         (a) Tenant shall obtain and maintain in force, at its own expense, so long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof, public liability insurance with respect to the Leased Premises and the Property with companies and in form acceptable to Landlord with minimum limits of One Million and No/100 Dollars ($1,000,000.00) on account of bodily injuries to or death of one person, and Two Million and No/100 Dollars ($2,000,000.00) on account of bodily injuries to or death of more than one person as the result of anyone accident or disaster; and property damage insurance with minimum limits of One Million and No/100 Dollars ($1,000,000.00). Such policy or policies shall contain endorsements naming Landlord as an additional insured. Tenant shall deposit copies of the policy or policies of such insurance or certificates thereof with Landlord. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of Texas workmen compensation or similar statutes, Tenant shall also obtain and maintain in force, at its own expense, so long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. Tenant shall also obtain and maintain an "all risk" policy of casualty insurance, with companies and in form acceptable to Landlord, insuring improvements, personal property, fixtures, and equipment on or at the Leased Premises or other areas of the Property against loss or damage by fire, explosion, or other hazards and contingencies for the full insurable value of same, Such policy or policies shall name Landlord as an additional insured. If Tenant fails to



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comply with its covenants made in this Section (a) of Article XV, Landlord may, at its option, and upon advance written notice to Tenant, cause insurance as aforesaid to be issued, and in such event, Tenant shall reimburse Landlord for the premium for such insurance within ten (10) days after the date of Landlord's written demand therefor. All policies of insurance required hereunder shall contain provisions that they may not be canceled without thirty (30) days prior written notice to Landlord.

         (b) Landlord shall carry and maintain, so long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof, policies of fire and extended coverage, vandalism and malicious mischief and/or "special form" coverage insurance on Building, including all Building systems, and other improvements on the Land, with policy limits not less than 100% of the replacement value of such improvements. Landlord shall carry and maintain, so long as this Lease remains in effect and during such other time as Tenant occupies the Leased Premises or any part thereof, commercial general liability insurance with respect to the Property with minimum limits of One Million and No/100 Dollars ($1,000,000.00) on account of bodily injuries to or death of one person, and Two Million and No/100 Dollars ($2,000,000.00) on account of bodily injuries to or death of more than one person as the result of anyone accident or disaster; and property damage insurance with minimum limits of One Million and No/100 Dollars ($1,000,000.00). All policies of insurance required hereunder shall contain provisions that they may not be canceled without thirty (30) days prior written notice to Tenant.


                  ARTICLE XVI. - QUIET ENJOYMENT; SUBORDINATION.

         Landlord covenants, represents and warrants that Landlord is the fee owner of the Land and has full right and power to execute and perform Landlord's obligations under this Lease and to grant the estate demised herein, and that Tenant, upon payment of the rentals herein reserved, and performance of the terms, condition, covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises, including the exclusive use of the Property. Tenant's rights under this Lease are, however, and shall always be subordinate to the operation and effect of any mortgage, deed of trust or other security instrument now upon the Leased Premises or any part thereof. This clause shall be self-operative, and no further instrument of subordination shall be required. Notwithstanding the foregoing, upon Tenant's request, Landlord shall obtain a non-disturbance agreement for the benefit of Tenant from the holder of the deed of trust that now encumbers the Property and Building and, upon the receipt of such non-disturbance agreement, Tenant shall execute such further assurances of subordination and attornment as may be required by Landlord.

                        ARTICLE XVII. - WAIVER OF BREACH.

         Any assent or waiver, expressed or implied, by the Landlord to any breach by Tenant of any covenant or condition herein contained, shall operate as assent or waiver only in the specific instance and shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach of the covenants and conditions hereof.



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                    ARTICLE XVIII. - ASSIGNMENT OR SUBLEASE.

         Tenant may not assign this Lease or the rights hereunder or sublet the Leased Premises or any part thereof without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such assignment or sublease, Tenant shall nevertheless, remain liable for the payment of all rent required to be paid hereunder and for the performance of all the terms, covenants and conditions herein undertaken by the Tenant. Tenant shall be obligated to collect all rent to be paid pursuant to such assignment or sublease. Any assignee or sublessee of this Lease shall, by reason or such assignment or sublease, be considered as having assumed and become bound by all of the Tenant's obligations hereunder. Any assignee or sublessee shall take this Lease and assignment or sublease subject to all prior breaches of the Tenant's covenants herein and shall be liable therefor in the same manner as the Tenant or prior assignee or sublessee is responsible therefor.


                     ARTICLE XIX. - SURRENDER OF POSSESSION.

         Tenant shall, at the expiration or earlier termination of this Lease, peacefully quit, surrender and deliver to Landlord the Leased Premises in as good condition as the Leased Premises are on the Commencement Date of this Lease, usual wear and tear from a reasonable use and damage by fire, unavoidable accident or Act by God thereof excepted.


        ARTICLE XX. - FIRE AND OTHER CASUALTY OCCURRENCES; CONDEMNATION.

         (a) Tenant agrees to promptly notify Landlord of any damage to the Leased Premises by fire or other casualty. Should any portion of the Leased Premises or other part of the Property be destroyed or damaged by fire or other casualty such that Tenant is unable to use the Leased Premises for the purposes for which the same are hereby leased and, in either eventuality, if the repairs or restoration cannot be completed within ninety (90) days after the date of the casualty, Landlord or Tenant may, at its option, terminate this Lease upon thirty (30) days prior written notice to the other party and in such event this Lease shall cease and terminate as of the end of the calendar month in which such notice is given by Tenant. Landlord shall give Tenant written notice of the estimated time of repair or restoration within thirty (30) days after Landlord's receipt of Tenant's notice that the casualty has occurred. If neither Landlord nor Tenant terminates this Lease as provided herein, then this Lease shall continue in full force and effect and Landlord shall promptly commence and proceed with reasonable diligence to repair and restore the Leased Premises to substantially the same condition the Leased Premises were in prior to the happening of the casualty. Rentals shall be abated in proportion to the portion of the Leased Premises rendered unfit for occupancy by the casualty from the date of such damage to the date the Leased Premises are again fit for Tenant's occupancy. In no event shall Tenant be entitled to any proceeds from insurance carried upon the Leased Premises by Landlord.

         To the extent permitted by the laws and insurance regulations of the State of Texas without penalty or extra premium charge on account thereof, the respective parties hereto hereby waive and release any and all claims, demands and causes of action which each might have against the other party, either for damage to or loss of any part of the Leased Premises or of any adjoining premises belonging to Landlord, arising from perils ordinarily insured against under a standard fire and extended coverage insurance policy issued in the State of Texas, whether such damage or loss is occasioned by the negligence of the respective parties, or either of them, their agents, servants or employees.

         (b) If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition; and the Base Rental shall be reduced proportionately as to the portion of the Leased Premises so taken. If the amount of the Leased Premises so taken is such as to impair substantially the usefulness of the Leased Premises for the purposes for which the same are hereby leased, then either party shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business and for the cost of removal of stock and fixtures.


                 ARTICLE XXI. - DEFAULT BY TENANT AND REMEDIES.

         (a) Tenant shall be in default if any of the following events occur under this Lease:

                  (i) If Tenant should fail to pay the rental or other charges when due hereunder and such failure shall continue for ten (10) days after Tenant's receipt of Landlord's notice of such failure;

                  (ii) It Tenant shall fail (other than by a monetary default) to comply with any term, provision or covenant of this Lease to be kept by Tenant (other than the covenant to pay rent) and such failure shall continue for thirty (30) days after Tenant's receipt of Landlord's notice of such breach; or

                  (iii) Should it reasonably appear that Tenant has abandoned the Leased Premises; provided, however, if Tenant continues to pay rent when due, Tenant shall not be in default under this provision. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant.

                  (iv) If any sale of Tenant's interest in the Leased Premises created by this Lease shall be made under execution or similar legal process;

         (b) Upon the occurrence of any such events of default, Landlord shall have the following cumulative remedies, without the necessity of notice or demand (unless otherwise expressly contained elsewhere herein) which is waived by Tenant, and without the necessity of any action in forcible entry and detainer, writ, bond, distress warrant or other judicial, process, all of which is also waived by Tenant in addition to any other remedy of Landlord conferred herein or by statute, and notwithstanding any other provision hereof:

                  (i) Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive directly the rent by reason of the reletting. Tenant agrees to reimburse Landlord for reasonable expenditures for remodeling or repairing reasonably required to be made by Landlord in order to relet the Leased Premises.

                  (ii) Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for damages resulting to Tenant from effecting compliance with Tenant's obligations under this section, except to the extent caused by the gross negligence or willful misconduct of Landlord or otherwise.

                  (iii) Landlord may terminate this Lease, in which event Tenant's shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand all rent accrued hereunder through the date of termination. Notwithstanding anything contained in this Lease to the contrary, no act or omission of Landlord shall be construed as a termination of this Lease. Landlord shall terminate this Lease only in writing by mailing or delivering to Tenant notice of such termination.

         To the extent required by applicable law, Landlord shall use reasonable efforts to mitigate any damages as a result of Tenant's default under this Lease.

         (c) All remedies provided Landlord in this Lease are cumulative of all other remedies provided by law for enforcement of the Lease provisions by Landlord. Tenant agrees that acceptance of full or partial payments by Landlord after termination or forfeiture shall not constitute waiver of the termination or forfeiture unless Landlord agrees to a waiver in writing, nor shall such payment affect any legal proceedings taken or to be taken by Landlord except to reduce Tenant's obligation to Landlord by the amount of such payment. Waiver by Landlord of any defaults or breaches by Tenant shall not bar Landlord thereafter from requiring prompt performance by Tenant of the obligation of this Lease, nor shall Landlord's rights or remedies in case of continuing or subsequent default or violation by Tenant. Except as otherwise provided herein, it is expressly stipulated and agreed that reentry by the Landlord without termination of this Lease shall not affect the obligations of the Tenant for the unexpired Lease Term.

                     ARTICLE XXII. - ATTORNEYS' FEES, VENUE.

         Should either party file suit against the other for collection of rentals or to enforce any of the provisions of this Lease, the defaulting party agrees to pay the prevailing party's reasonable attorney's fees. Any suit for the enforcement hereof shall be brought in the court of Harris County, Texas, which shall have exclusive venue, except when it becomes necessary, for jurisdictional purposes, to bring suit in another state of the United States. Upon termination of this Lease, by election of Landlord or otherwise, Tenant shall become a tenant at sufferance, and an action in Forcible Entry and Detainer will lie in any Justice of the Peace Court having jurisdiction. In addition, and without terminating this Lease and without prejudice to any extra-judicial remedies, rights or procedures conferred upon or provided for the benefit of Landlord, herein or by law, Landlord shall be entitled to bring an action in Forcible Entry and Detainer against Tenant and all occupants of the Leased Premises for the enforcement of any provision hereof entitling Landlord to take possession of the Leased Premises after default by Tenant.


                      ARTICLE XXIII. - REMEDIES CUMULATIVE.

         No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled, either at law or in equity; and the failure of Landlord to insist in anyone or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.


                     ARTICLE XXIV. - COVENANT AND CONDITION.

         Each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition.


                    ARTICLE XXV. - LANDLORD RIGHT OF ACCESS.

         Landlord or its authorized agents shall upon at least twenty-four (24) hours notice to Tenant (except in the case of an emergency when notice will not be required) have the right to enter the Leased Premises to inspect the same and to show the Leased Premises to prospective purchasers. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor.

                        ARTICLE XXVI. - SECURITY DEPOSIT

         None.


                         ARTICLE XXVII. - HOLDING OVER.

         In the event of holding over by Tenant after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to 150% of the Base Rent which would have been payable by Tenant had the hold over period been a part of the original the Lease Term. Tenant agrees to vacate and deliver the Leased Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Lease Term.


                     ARTICLE XXVIII. - BROKER'S COMMISSION.

S         Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).


                            ARTICLE XXIX. - NOTICES.

         All notices herein provided for shall be in writing and may be sent by registered or certified mail, return receipt requested, or personally delivered; provided that, any mailed notice shall be effective as of the date of mailing and any notice delivered personally shall be effective as of the date delivered. Notices may be delivered to Landlord and Tenant respectively at the addresses set forth in Article I of this Lease.


                          ARTICLE XXX. - CHOICE OF LAW.

         This Lease shall be construed under the laws of the State of Texas and all obligations of the parties created hereunder are performable in Harris County, Texas.


                     ARTICLE XXXI. - CAPTIONS AND HEADINGS.

         The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision or the scope or intent of this Lease nor in any way affect this Lease.

                  ARTICLE XXXII. - JOINT AND SEVERAL LIABILITY.

         In the event that two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, then and in that event, the liability of each such member shall be deemed to be joint and several.


                          ARTICLE XXXIII. - NO OPTION.

         The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.


                    ARTICLE XXXIV. - SUCCESSORS AND ASSIGNS.

         This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant permitted pursuant to Article XVIII hereof. All of Landlord's personal liability for the performance of the terms and provisions of this Lease (except for any liability accruing prior to such transfer) shall terminate upon a transfer of the Leased Premises by Landlord, provided that the obligations of Landlord under this Lease are covenants running with the land and shall be binding upon the transferee of Landlord's interest in this Lease and the Lease Premises. Tenant acknowledges that it has not been induced to enter into this Lease by any representation of Landlord or Landlord's agents or employees not expressed herein, and the right of occupancy of the Leased Premises during the term hereof is the sole consideration moving to Tenant hereunder.


                        ARTICLE XXXV. - TIME OF ESSENCE.

         Time is of the essence in this Lease.


                    ARTICLE XXXVI. - RELATIONSHIP OF PARTIES.

         Nothing herein contained shall be deemed or construed by the parties hereto, or by a third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that none of the provisions contained herein or any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant nor cause Landlord to be responsible in any way for the acts, deeds, debts or obligations of Tenant.

                    ARTICLE XXXVII. - PARTNERSHIP AUTHORITY.

         If Tenant executes this Lease as a limited partnership, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing limited partnership, that Tenant is qualified to do business in the state in which the Leased Premises are located, that the limited partnership has full right and authority to enter into this Lease, and that each person signing on behalf of the limited partnership is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable individually, as Tenant.


                        ARTICLE XXXVIII. - SEVERABILITY.

         If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.


                     ARTICLE XXXIX. - LANDLORD'S LIABILITY.

         If Landlord shall be in default under this Lease and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.


                        ARTICLE XL. - ENTIRE AGREEMENT.

         IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.


                           ARTICLE XLI. - AMENDMENT.

         THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

                    ARTICLE XLII. -LIMITATION OF WARRANTIES.

         LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.


                      ARTICLE XLIII. - DEFAULT BY LANDLORD

         No default by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of deduction, abatement, set-off or recoupment or entitle Tenant to take any action whatsoever with regard to the Leased Premises or Landlord until thirty (30) days after Tenant has given Landlord written notice specifically setting forth such default by Landlord, and Landlord has failed to cure such default within said thirty (30) day period, or in the event such default cannot be cured within said thirty (30) day period, then within an additional reasonable period of time so long as Landlord has commenced curative action within said thirty (30) day period and thereafter is diligently attempting to cure such default. Tenant agrees to give the notice required hereinabove to any mortgagee of Landlord who has given Tenant its address for notice and specifically requests such notice, at the same time to Landlord, and to accept curative action, if any, undertaken by such mortgagee as if such curative action had been taken by Landlord.


                          ARTICLE XLIV. - COUNTERPARTS.

         This Lease may be executed in multiple counterparts, each of which shall be deemed an original, and all of which constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the 18th day of June, 2001, to be effective as of the Effective Date.


                                      LANDLORD:

                                      TRIBO PRODUCTION COMPANY, LTD.

                                      By: Atasca Resources, Inc.,
                                          a Texas corporation,
                                          its general partner

                                          By:
                                             ----------------------------------
                                                  Richard Bowman, President

                                      TENANT:

                                      TRI-UNION DEVELOPMENT CORPORATION

                                      By:
                                         -------------------------------------
                                                Richard Bowman, President

                                                                     EXHIBIT "A"


                               DESCRIPTION OF LAND


Lots Fourteen (14), Fifteen (15) and Sixteen (16), in Block None (9) of Amending Plat of Montrose Addition, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 5, Page 32 of the Map Records of Harris County, Texas.







                                      A-1